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                                                                    EXHIBIT 99.1


                       NOBLE DRILLING INTERNATIONAL INC.


                                    - AND -


                             [NOBLE JERSEY TRUSTEE]



                                   TRUST DEED

                                     OF THE

                       NOBLE DRILLING INTERNATIONAL INC.
                        SHARE APPRECIATION RIGHTS TRUST




                                PRICE WATERHOUSE
                                Southwark Towers
                            32 London Bridge Street
                                     London
                                    SE1 9SY
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CONTENTS

1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Specific Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.       CLAUSE HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.       FUNDING, PURCHASE OF SHARES AND DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.1     Provision of Cash Contribution by the Participating Subsidiaries . . . . . . . . . . . . . . . . . . . 3
         3.2     Covenant to Provide Additional Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.3     Use of Cash Contribution for the Acquisition of Shares . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.4     Distributions through SAR Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.5     Maintenance of Separate Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.6     Dividend Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.       TRUSTS AT THE EXPIRY OF THE TRUST PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

5.       APPOINTMENT, RETIREMENT AND REMOVAL OF TRUSTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         5.1     Statutory Power Vested in Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         5.2     Power to Appoint Additional Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         5.3     Trustee Resident Outside Jersey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         5.4     Removal and Retirement of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

6.       TRUSTEE CHARGING CLAUSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

7.       PROPER LAW FORUM AND PLACE OF ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         7.1     Proper Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         7.2     Change of Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         7.3     Change of Place of Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

8.       RIGHTS OF BENEFICIARIES DURING THE TRUST PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         8.1     No Rights Against Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         8.2     No Contractual Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         8.3     No Right to Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

9.       ALTERATIONS TO THIS DEED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

10.      EXCLUSION OF COMPANY OR PARTICIPATING SUBSIDIARY AS BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . 7

11.      NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         11.1    Recommendations By Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         11.2    Notice to the Company or Participating Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         11.3    Notice to the Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         11.4    Information Provided by the Company or Participating Subsidiaries  . . . . . . . . . . . . . . . . . . 8

12.      ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

13.      PROTECTION OF TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

14.      THE POWERS OF THE TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         14.1    TO INVEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         14.2    TO ENTER INTO AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         14.3    TO VOTE AND EMPLOY NOMINEES AND CUSTODIANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         14.4    TO CONCUR IN A WINDING UP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         14.5    TO TRANSFER TO THE TRUSTEES OF ANOTHER SETTLEMENT  . . . . . . . . . . . . . . . . . . . . . . . . .  10
         14.6    TO PAY TAX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         14.7    TO DEDUCT TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         14.8    TO DELEGATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         14.9    PAYMENTS TO BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         14.10   EXCLUSION OF APPORTIONMENT RULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

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
         14.11   PERSONAL INTERESTS OF THE TRUSTEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 a        Personal Interests Ignored  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 b        Requirement to Declare Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 c        No Requirement to Account for Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 d        Right to Hold Shares in Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 e        Right to Be Employed by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

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THIS DEED of TRUST is made the day of                1997
BETWEEN

1        NOBLE DRILLING INTERNATIONAL INC., a Delaware corporation,

2 [Name of Trustee] whose registered office is situated at [ ] ("THE TRUSTEES" which expression shall where the context so permits include the trustee or trustees for the time being hereof) and

3.       The PARTICIPATING SUBSIDIARIES (as hereinafter defined) named herein.

         WHEREAS

A THE Company is a wholly-owned direct subsidiary of Noble Drilling Corporation, a Delaware corporation ("NOBLE DRILLING");

B THE Company has established the SAR Plan (as hereinafter defined) pursuant to which the Company has awarded to certain employees of the Participating Subsidiaries share appreciation rights, payable by the Participating Subsidiaries, which provide such employees with an incentive compensation opportunity based on appreciation in value of the common stock of Noble Drilling and there are [ ] Outstanding SARs (as hereinafter defined) on the date hereof;

C THE Company, Noble Drilling and the Participating Subsidiaries wish to establish a Trust for the purpose of funding, and which will assume, the payment obligations of the Participating Subsidiaries arising upon the exercise from time to time of the outstanding share appreciation rights awarded under the SAR Plan;

D THE terms of the said Trust (which are contained in this Deed) have been approved by resolutions of the Directors of each of Noble Drilling, the Company, and the Participating Subsidiaries;

E THE Participating Subsidiaries have each paid or are about to pay to the Trustees a cash contribution to be used by the Trustees to acquire Shares (as hereinafter defined), which will be held on the trusts hereof, burdened with the Participating Subsidiaries' Retained Interest (as hereinafter defined) and which will be sold from time to time as and when outstanding share appreciation rights are exercised to fund the payment obligations under the SAR Plan arising upon such exercise.

         NOW THIS DEED WITNESSES as follows:

 1.      DEFINITIONS

         1.1     SPECIFIC TERMS

         In this Deed the following expressions shall where the context permits have the following meanings respectively:

         "BENEFICIARIES"               the persons who from time to time are
                                       entitled to exercise Outstanding SARs

         "CASH CONTRIBUTION"           an amount in cash contributed by the
                                       Participating Subsidiaries to the
                                       Trustees pursuant to Clause 3.1, which
                                       amount shall be equal to the aggregate
                                       Fair Market Value (as defined in the SAR
                                       Plan) of [ ] Shares as of the date of
                                       such contribution;







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         "COMPANY"                     Noble Drilling International Inc. or any
                                       company resulting from the merger,
                                       consolidation or reorganisation of the
                                       Company and if there be more than one
                                       such company the company to which the
                                       greater portion of the undertaking
                                       passes as a result of such merger,
                                       consolidation or reorganisation;

         "OUTSTANDING SARS"            share appreciation rights outstanding
                                       from time to time under the SAR Plan;

         "PARTICIPATING SUBSIDIARIES"  NEDDRILL NEDERLAND BV, a company incorporated under the laws of the
                                       Kingdom of the Netherlands, NEDSTAFF
                                       EUROPE LIMITED, a company incorporated
                                       under the laws of England and Wales, and NEDSTAFF LIMITED, a company incorporated under the laws of Hong Kong, being the subsidiaries of the Company which have adopted the SAR Plan in accordance with the provisions of the SAR Plan, and any companies resulting from the merger, consolidation or reorganisation of such subsidiaries to which the undertakings of such subsidiaries under the SAR Plan pass as a result of such merger, consolidation or reorganisation;

         "RETAINED INTEREST"           the rights of the Participating
                                       Subsidiaries to receive a portion of the proceeds from the sale of the Shares in the Trust Fund, as provided in Clauses 3 and 4;

         "SAR PLAN"                    the Noble Drilling International Inc.
                                       Share Appreciation Rights Plan
                                       established and adopted by the Company
                                       effective as of 24 July 1996, in its
                                       present form or as from time to time
                                       altered in accordance with the
                                       provisions of the SAR Plan;

         "SAR TRUST"                   the Noble Drilling International Inc.
                                       Share Appreciation Rights Trust
                                       constituted by this Deed;

         "SHARES" shares of Common Stock. par value $0.10 per share, of Noble Drilling;

         "TRUST FUND"                  the Cash Contribution, the Shares
                                       purchased by the Trustees from Noble
                                       Drilling with the proceeds of the Cash
                                       Contribution, the proceeds from sales by the Trustees of such Shares (other than the amount of such sales proceeds representing the Retained Interest) and all property at any time added thereto by way of further settlement, accumulation, capital accretion, dividend, distribution or otherwise by
                                       Noble Drilling, the Company or any
                                       Participating Subsidiary and all
                                       property from time to time representing
                                       the same held by or on behalf of the
                                       Trustees upon the trusts hereof;



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         "TRUST PERIOD"                the period beginning with the date
                                       hereof and ending on 31 July, 2001 or
                                       such shorter period commencing on the
                                       date hereof and ending on such date as
                                       the Company and the Trustees may by deed determine not being a date earlier than the date of execution of any such deed or later than a date previously specified;

         "UNEXERCISED SARS"            with respect to each Participating
                                       Subsidiary, the Outstanding SARs in
                                       respect of which such Participating
                                       Subsidiary was obligated under the SAR
                                       Plan that terminated or expired without
                                       being exercised.

         1.2     GENERAL

         In this Deed:

         a references to any statute or statutory instrument or to any part or parts thereof include any modification, amendment or re-enactment thereof for the time being in force; and

         b references to any deed, agreement, document or instrument (including this Deed) shall be construed as a reference to such deed, agreement, document or instrument as from time to time amended, supplemented or varied; and

         c where the context permits words of the masculine gender shall include the feminine and vice versa and words in the singular shall include the plural and vice versa.

 2.      CLAUSE HEADINGS

The Clause headings in this Deed are included for reference purposes only and do not affect its interpretation wherever they may appear.

 3.      FUNDING, PURCHASE OF SHARES AND DISTRIBUTION

          3.1     PROVISION OF CASH CONTRIBUTION BY THE PARTICIPATING
                  SUBSIDIARIES

         The Participating Subsidiaries shall pay or procure to be paid to the Trustees the Cash Contribution, which shall be made by the Participating Subsidiaries out of their respective funds and pro rata in accordance with their respective payment obligations with respect to the Outstanding SARs. The Trustees hereby covenant to accept from the Participating Subsidiaries the Cash Contribution for the purpose of the acquisition of Shares by the Trustees to be held on the trusts hereof burdened with the Participating Subsidiaries' Retained Interest.

         3.2     COVENANT TO PROVIDE ADDITIONAL FUNDS

         The Participating Subsidiaries shall pay or procure to be paid to the Trustees such additional moneys (if any) as may be necessary to enable the Trustees to meet any expenses incurred by them in connection with the trusts hereof including (but without limitation) any costs, charges, and expenses incurred in the acquisition, holding, or transfer of Shares and any other costs, expenses, and charges including (but without limitation) the payment of stamp or transfer duty or other taxes incurred by the Trustees in the connection with the trusts hereof.

         3.3     USE OF CASH CONTRIBUTION FOR THE ACQUISITION OF SHARES

         On the date of receipt by the Trustees of the Cash Contribution, the Trustees shall apply the Cash Contribution in the acquisition of Shares from Noble Drilling at a per share purchase price equal





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         to the Fair Market Value (as defined in the SAR Plan) of a Share as of such date. The Company hereby covenants with the Trustees that, on the date of receipt by the Trustees of the Cash Contribution, Noble Drilling will deliver at the principal place of business of the Trustees a certificate or certificates in definitive form representing the Shares purchased by the Trustees with the proceeds of the Cash Contribution, which certificate or certificates will be registered in the name of the Trustees and duly executed by Noble Drilling. The Trustees shall, simultaneously with the delivery of the certificate or certificates representing the Shares purchased by the Trustees, pay Noble Drilling the purchase price for such Shares in cash and assume, by an instrument in writing duly executed by the Trustees (which shall be substantially in the form of Exhibit A hereto), the payment obligations of the Participating Subsidiaries with respect to the Outstanding SARs.

         3.4     DISTRIBUTIONS THROUGH SAR PLAN

         The Trustees agree with the Company and the Participating Subsidiaries that if the Company shall at any time by notice in writing (which notice shall be substantially in the form of Exhibit B hereto) direct the Trustees to sell a number of Shares equal to the number of Shares in respect of which a Beneficiary shall have exercised Outstanding SARs, the Trustees shall (a) as promptly as practicable after receipt of such notice (but in no event later than the close of business on the business day next following the date of receipt by the Trustees of such notice) sell in the open market, out of the Shares in the Trust Fund, the number of Shares as so directed by the Company, and (b) promptly after receipt by the Trustees of the proceeds of such sale, deliver such sales proceeds (net of any applicable expenses of such sale) to the Participating Subsidiary designated in the Company's notice. Such Participating Subsidiary shall act as agent for the Trustees for the purpose of disbursing, and shall disburse, such sales proceeds received by it from the Trustees, as follows:

         (i) the Participating Subsidiary shall deduct from the sales proceeds an amount sufficient to satisfy all applicable national, local and other withholding tax and social security contribution requirements with respect to such exercise by the Beneficiary of the Outstanding SARs;

         (ii) the Participating Subsidiary shall pay to such Beneficiary the amount such Beneficiary is entitled to receive from the Participating Subsidiary under Section 4.4 of the SAR Plan upon exercise of such Outstanding SARs (less the amount specified in paragraph (i) above);

         (iii) after providing for the payments specified in paragraphs (i) and (ii) above, the Participating Subsidiary shall retain for itself the balance of such sales proceeds; PROVIDED, however, that in no event shall the Participating Subsidiary retain more than an amount equal to A multiplied by B, where "A" is equal to the award price of such Outstanding SARs and "B" is equal to the number of Shares in respect of which such Beneficiary exercised the Outstanding SARs (such retained amount representing the Participating Subsidiary's Retained Interest); and

         (iv) any sales proceeds remaining after application of the proceeds as specified in paragraphs (i), (ii) and (iii) above shall be returned by the Participating Subsidiary to the Trustees to be held upon the trusts hereof.

         3.5     MAINTENANCE OF SEPARATE ACCOUNTS

         The Trustees further covenant that wherever possible, they will apply moneys received from any Participating Subsidiary upon the trusts set out herein and that wherever possible they will keep separate accounts in relation to moneys so received.

         3.6     DIVIDEND WAIVER

         The Trustees shall waive their entitlement to cash dividends in respect of any Shares which they hold.

 4.      TRUSTS AT THE EXPIRY OF THE TRUST PERIOD

Subject to the provisions of Clause 3, upon expiration of the Trust Period, any Shares, moneys or other property then remaining in the Trust Fund shall be dealt with and distributed as follows:





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a        as promptly as practicable after the expiration of the Trust Period, the Trustees shall sell in the open market any and all shares then remaining in the Trust Fund;

b promptly after receipt by the Trustees of the proceeds of the sale or sales of such Shares (or if there were no Shares remaining in the Trust Fund upon expiration of the Trust Period, then promptly following the expiration of the Trust Period), the Trustees shall deliver to the Company (i) the proceeds of the sale or sales of such Shares (net of any applicable expenses of such sale or sales) ("THE SALE PROCEEDS") and (ii) all other moneys and property then remaining in the Trust Fund;

c the Company shall distribute to each Participating Subsidiary, out of the Sale Proceeds, if any, an amount equal to A multiplied by B, where "A" is equal to the award price of such Participating Subsidiary's Unexercised SARs, if any, and "B" is equal to the number of Shares covered by such Participating Subsidiary's Unexercised SARs; PROVIDED, however, that if the Sale Proceeds available for distribution to the Participating Subsidiaries shall be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the Participating Subsidiaries, then the Sale Proceeds shall be distributed rateably among them in proportion to the amounts which each would have been entitled to receive if the Sale Proceeds were sufficient to permit distribution in full as aforesaid (the amount so distributed to a Participating Subsidiary representing such Participating Subsidiary's Retained Interest);

d        after providing for any distribution required pursuant to paragraph
         (c) above, the Company shall then (i) distribute any remaining Sale Proceeds to the Participating Subsidiaries who received a distribution pursuant to paragraph (c) above in proportion to the amounts received by them pursuant to paragraph (c) and (ii) distribute the remainder of the SAR Trust assets received by the Company from the Trustees pursuant to paragraph (b)(ii) above rateably among all the Participating Subsidiaries in proportion to the amount of the Cash Contribution made by them); and

e the Participating Subsidiaries shall hold the SAR Trust assets distributed to them pursuant to sub-paragraphs (d)(i) and (ii) above UPON TRUST to pay their respective employees or any of such employees additional compensation for services rendered and/or to make charitable contributions, as each such Participating Subsidiary shall determine and all such payments shall be made before the eightieth anniversary of the date hereof.

 5.      APPOINTMENT, RETIREMENT AND REMOVAL OF TRUSTEES

         5.1     STATUTORY POWER VESTED IN COMPANY

         The statutory power of appointing new and additional trustees shall be vested in the Company.

         5.2     POWER TO APPOINT ADDITIONAL TRUSTEES

         In addition to the said statutory power the Company shall have power at any time by deed to appoint any person to be an additional trustee hereof notwithstanding that the effect of such appointment would be to increase the number of trustees hereof beyond four.

         5.3     TRUSTEE RESIDENT OUTSIDE JERSEY

         A person or trust corporation may be appointed as a trustee hereof notwithstanding that such person or trust corporation is not resident in the Island of Jersey and remaining out of the Island of Jersey for more than twelve months shall not be a ground for the removal of a trustee.

         5.4     REMOVAL AND RETIREMENT OF TRUSTEES

         The Company may at any time by deed remove any trustee and any trustee may at any time by giving not less than thirty days' notice in writing to the Company retire from the trusts hereof and so that after such removal or retirement a sole trustee (whether or not a trust corporation) may continue to act as a trustee in all respects but so that if after such removal or retirement there shall





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         be no continuing trustee the Company shall forthwith appoint a new trustee in place of such removed or retired trustee.

 6.      TRUSTEE CHARGING CLAUSE

         Any Trustee shall be entitled in addition to reimbursement of its proper expenses to remuneration for its services in accordance with such terms and conditions as may from time to time be agreed between such trustee and the Company or such other person or persons by whom the power of appointing new trustees is for the time being exercisable.

 7.      PROPER LAW FORUM AND PLACE OF ADMINISTRATION

         7.1     PROPER LAW

         The proper law hereof shall be that of England and Wales and all rights hereunder and the construction and effect of this Deed shall be subject to the jurisdiction of the courts of England and Wales.

         7.2     CHANGE OF GOVERNING LAW

         Notwithstanding the provisions of Clause 7.1, the Company and the Trustees may at any time during the Trust Period declare by deed that the trusts, powers and provisions hereof shall from the date of such declaration take effect (with such modifications as shall be specified in such deed) in accordance with the law of such other territory as shall be therein specified and as from the date of such declaration the law of such other territory shall be the law applicable hereto and the courts in such territory shall have jurisdiction but subject to the powers conferred by this clause and until any further declaration is made hereunder PROVIDED THAT the foregoing power shall not be exercisable in any manner which might directly or indirectly cause this Deed under the law applicable thereto to become illegal, void or voidable or which may in any way alter the beneficial interests hereunder.

         7.3     CHANGE OF PLACE OF ADMINISTRATION

         Notwithstanding the provisions of Clause 7.1, the Trustees shall [in the first instance carry on the general administration of the SAR Trust in Jersey but they shall have power to change the place where the general administration is carried out to any other territory in the world whether or not the law of such territory is for the time being the proper law applicable hereto or the courts of such territory have jurisdiction and whether or not the Trustees or any of them are for the time being resident or domiciled in or otherwise connected with such territory.

 8.      RIGHTS OF BENEFICIARIES DURING THE TRUST PERIOD

         8.1     NO RIGHTS AGAINST TRUSTEES

         No Beneficiary shall have any claim, right or entitlement whatever to any part of the Trust Fund or the income thereof except in so far as herein expressly provided or as the same may arise by virtue of the exercise of any power of appointment herein contained.

         8.2     NO CONTRACTUAL RIGHTS

         The benefits which may from time to time be provided under this SAR Trust shall not form part of any contract of employment between the Company or any Participating Subsidiary and any of their respective employees and shall not confer on any employee any legal or equitable rights against his employer either directly or indirectly nor give rise to any cause of action in law against his employer.





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         8.3     NO RIGHT TO COMPENSATION

         Any employee who leaves the employment of the Company or of any Participating Subsidiary shall not be entitled to any compensation for or by reference to any loss of any right or benefit or prospective right or benefit under this SAR Trust which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

 9.      ALTERATIONS TO THIS DEED

The Trustees may at any time (with the consent of the Company) by deed alter or add to all or any of the provisions hereof in any respect provided that no such alteration or addition to any of the provisions of this Deed shall be effective if as a result:

a the Company (or any of the Participating Subsidiaries) could be a Beneficiary hereunder; or

b the Trust Period would extend beyond the period of eighty years from the date of this Deed; or

c the rights of any Beneficiary accrued before the date of such alteration or addition would be adversely altered or affected (unless such Beneficiary had previously consented in writing thereto); or

d any prior payment or application of either the capital or income of the Trust Fund would be invalidated or any part thereof to which any person has previously become absolutely and indefeasibly entitled would be affected; or

e        the restrictions contained in Clause 10 would be removed or altered;
         or

f any of the restrictions contained in this proviso would be removed or altered.

 10.     EXCLUSION OF COMPANY OR PARTICIPATING SUBSIDIARY AS BENEFICIARY

Notwithstanding anything in this Deed no discretion or power by this Deed or by law conferred on the Trustees or any other person shall at any time or in any circumstances whatsoever be exercisable in any manner which may benefit the Company or any Participating Subsidiary and no provision in this Deed shall at any time or in any circumstances whatsoever operate directly or indirectly so as to cause or permit the Trust Fund or any part thereof or the income thereof to become in any way payable to or applicable for the benefit of the Company or any Participating Subsidiary.

 11.     NOTICE

         11.1    RECOMMENDATIONS BY COMPANY

         In the exercise of the powers and discretion's hereby or by law conferred on them the Trustees may consider any written recommendations made to them by the Company but the Company shall have no power to direct the Trustees to comply with such recommendations.

         11.2    NOTICE TO THE COMPANY OR PARTICIPATING SUBSIDIARY

         Any notice required or permitted to be given hereunder by the Trustees to the Company or any Participating Subsidiary may be served at the principal executive offices of the Company or such Participating Subsidiary, as the case may be, or such other address as the case may from time to time be notified in writing to the Trustees by the Company or such Participating Subsidiary.





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         11.3    NOTICE TO THE TRUSTEES

         Any notice required or permitted to be given hereunder by the Company or a Participating Subsidiary to the Trustees shall be valid if it is signed by the President or any Vice-President of the Company or such Participating Subsidiary.

         11.4    INFORMATION PROVIDED BY THE COMPANY OR PARTICIPATING
                 SUBSIDIARIES

         The Trustees shall be entitled in the absence of manifest error to rely without further enquiry on information and advice necessary to enable them to fulfil their duties and obligations hereunder and to exercise their rights in connection with the implementation and operation of the SAR Trust supplied to them by the Company or any of the Participating Subsidiaries for the purposes hereof including (but without prejudice to the generality of the foregoing) information as to whether any individual is or is not a Beneficiary and the Trustees shall also be entitled to rely in the absence of manifest error on any direction, notice, consent or document purporting to be given or executed by or with the authority of the Company or any Participating Subsidiary or Beneficiary as having been so given or executed.

 12.     ACCOUNTS

The Trustees shall supply the Company with accounts (which need not be audited unless an audit is necessary or it is reasonable for the Company to require one) in relation to the Trust Fund and the income thereof and all other information in relation to the Trust Fund and the income thereof that the Company may reasonably require.

 13.     PROTECTION OF TRUSTEES

a No individual or corporate trustee shall be liable for any loss or damage which may occur to the Trust Fund or the income thereof arising from any proper investment, waiver or purchase made by him in good faith or for the negligence or fraud of any agent employed by him or by any other trustee although his employment was not strictly necessary or expedient or by reason of any mistake or omission made in good faith by any trustee.

b Neither the Trustees nor any individual trustee nor any director or other officer of a corporation acting as a Trustee shall be under any obligation to

         i become directors or officers or interfere in the management or affairs of any company any of the shares or stocks of which are for the time being comprised in the Trust Fund or any company associated with such company notwithstanding that the Trustees may have (whether directly or indirectly) a substantial holding in or control of any such company; or

         ii seek information about the affairs of any such company but may leave the conduct of the affairs of any such company to its directors or other person managing the company (so long as they have no actual notice of any act of dishonesty on the part of such directors or others in connection with the management of the company).

c The Company and where appropriate the Participating Subsidiaries shall pay to or reimburse the Trustees upon demand all charges and expenses reasonably incurred by them in the course of the administration, operation and termination of this SAR Trust and shall keep the Trustees fully indemnified and saved harmless against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities arising out of anything done or caused to be done by them or suffered or incurred by them in the exercise or purported exercise of any of the powers and trusts vested in them by this Deed or otherwise howsoever arising out of or in connection with the preparation, administration, operation or termination of this SAR Trust but so that no Trustee shall be indemnified or exonerated in respect of any fraud or wilful misconduct on his part and in addition the Trustees shall have the benefit of all indemnities conferred upon trustees generally by law and by the Trustee Act 1925.





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 14.     THE POWERS OF THE TRUSTEES

         14.1    TO INVEST

         The Trustees shall have power, subject to the express provisions hereof a to invest trust moneys forming part of the Trust Fund in the acquisition (either by the Trustees alone or by them jointly with any other person or persons or body of trustees), purchase or otherwise or upon the security of such property of whatsoever nature and wheresoever situate and whether or not involving liability or producing an income or upon such personal credit (with or without security) as the Trustees shall in their absolute discretion think fit to the intent that the Trustees shall have the same full and unrestricted powers of investment in all respects as if they were the absolute owners of the Trust Fund beneficially entitled thereto; and

         b to invest the whole or any part of the Trust Fund in Shares without being required to diversify or consider the diversification of investments.

         14.2    TO ENTER INTO AGREEMENTS

         The Trustees shall have power to enter into any agreement with the Company or any associated company or any third party not connected therewith.

         14.3    TO VOTE AND EMPLOY NOMINEES AND CUSTODIANS

         In respect of any property comprised in the Trust Fund the Trustees shall have power:

         a to vote upon or in respect of any shares, securities, bonds, notes or other evidence of interest in or obligation of any company, trust, association, or concern whether or not affecting the security or the apparent security of the Trust Fund or the purchase sale or lease of the assets of any such company, trust, association or concern; and

         b to deposit any such shares, securities or property in any voting trust or with any depository designated under such a voting trust; and

         c to give proxies or powers of attorney with or without power of substitution for voting or acting on behalf of the Trustees as the owners of any such property;

         d to hold any or all securities or other property in bearer form or in the names of the Trustees or any one or more of them or in the name of some other person or partnership or in the name or names of nominees without disclosing the fiduciary relationship created hereby and to deposit the said securities or any title deeds or other documents belonging or relating to the Trust Fund in any part of the world with any bank, firm, trust company or other company that undertakes the safe custody of securities as part of its business without being responsible for the default of such bank, firm, trust company or other company or for any consequent loss.

         14.4    TO CONCUR IN A WINDING UP

         The Trustees shall have power to procure or concur in the winding up and the distribution in specie of the assets of any company or to agree to any scheme for the amalgamation or reconstruction of any company of which any shares or other securities are for the time being subject to the trusts hereof or which is controlled by a company of which any shares or other securities are for the time being subject to the trusts hereof or to any other scheme or modification of rights relating to such company.

         14.5    TO TRANSFER TO THE TRUSTEES OF ANOTHER SETTLEMENT

         The Trustees shall have power to transfer (without transgressing the rules against perpetuities) the Trust Fund or any part thereof to the trustees of a new trust or settlement constituted under the law of a state or country wheresoever situate to be held freed and discharged from the trusts hereof but so that the trusts and powers of such new trust or settlement shall not differ from the trusts and powers declared in this Deed previously applicable to the Trust Fund or part thereof transferred as aforesaid.





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         14.6    TO PAY TAX

         The Trustees shall have power:

         a to pay any duties or taxes or other fiscal impositions (together with any related interest or penalties or other surcharges) in connection with the trusts hereof for which the Trustees may become liable in any part of the world notwithstanding that such liability as aforesaid may not be enforceable through the courts of the place where the trusts declared in this Deed are for the time being administered and to have complete discretion as to the time and manner in which such duties taxes and fiscal impositions shall be paid and no person interested under this Trust shall be entitled to make any claim whatsoever against the Trustees by reason of their making such payment; and

         b to apply the Trust Fund or any part of it or the whole or any part of the income of the Trust Fund in paying any stamp duty or stamp duty reserve tax payable in respect of any transfer of or agreement to transfer Shares.

         14.7    TO DEDUCT TAX

         The Trustees shall have power:

         a to deduct or withhold from the sums of money paid or credited to the Trustees by the Company or any Participating Subsidiary or from or in respect of amounts paid or property transferred by the Trustees to the Company or to any of the Participating Subsidiaries or Beneficiaries any amounts for which the Trustees may as trustees be accountable to any third party; and

         b to arrange for the Company or any Participating Subsidiary (as the case may be) to account to any tax authority concerned for any amounts deducted or withheld from the sums of money paid or credited to the Trustees or any Participating Subsidiary or from or in respect of any amounts paid or property transferred by the Trustees to any of the Beneficiaries in respect of income tax or any other deductions or withholdings required by law.

         14.8    TO DELEGATE

         The Trustees shall have power:

         a to delegate in the exercise of their discretion and the performance of their duties hereunder the administrative and management functions and powers (including investment powers) to any registrar, solicitor, broker, actuary, accountant, banker or other adviser and appoint any such person as their agent to transact all or any business and to act on the advice or opinion of any solicitor, broker, actuary, accountant or other professional person so that the Trustees shall not be responsible for anything done or omitted to be done or suffered to be done in good faith in reliance on such advice or opinion; and

         b to delegate any of their powers (including fiduciary powers) and duties hereunder or any business including the exercise of any discretion to any person or company PROVIDED THAT such delegation or arrangement may be revoked at any time and the Trustees may then require any property forming part of the Trust Fund to be held by another person or returned to the Trustees.

         14.9    PAYMENTS TO BENEFICIARIES

         The Trustees shall have power, subject to the express provisions hereof, including without limitation Clause 3.4:

         a to pay any payment to be made to any Beneficiary into such Beneficiary's bank account and the Trustees shall be discharged from obtaining a receipt or seeing to the application of such payment; and





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         b       to pay or transfer any sum of money whether income or capital intended to be paid to or applied for the benefit generally of any minor to his or her parent or guardian whose receipt shall be a good discharge to the Trustees.

         14.10   EXCLUSION OF APPORTIONMENT RULES

         The statutory and equitable rules of apportionment shall not apply hereto and the Trustees shall be permitted to treat all dividends and other payments in the nature of income received by them as income at the date of receipt irrespective of the period for which the dividend or other income is payable.

         14.11   PERSONAL INTERESTS OF THE TRUSTEES

                  a       PERSONAL INTERESTS IGNORED

                 Subject to paragraph b below, no decision of or exercise of a power by the Trustees shall be invalidated or questioned on the grounds that the Trustees, or any individual Trustee, or any director or other officer of a corporation acting as a Trustee, had a direct or personal interest in the result of any decision or in the exercising of any power and any such person may vote in respect thereof and be taken into account for the purposes of a quorum notwithstanding his interest

                  b       REQUIREMENT TO DECLARE INTEREST

                 If the interest of the Trustee or other person concerned for the purposes of paragraph a above is such that:

                 i it arises otherwise than solely because the Trustee or other person concerned is a Beneficiary or a director or other officer or shareholder of the Company or any of its Participating Subsidiaries; and

                 ii       it is material; and

                 iii the other Trustees (or if a corporation is the sole Trustee the other directors of the sole Trustee) are not aware of the interest then the nature of the interest must have been declared at the meeting of the Trustees (or if a corporation is the sole Trustee at the meeting of the board of directors of the sole Trustee) at which the item of business to which the interest relates was discussed or if the Trustee or other person concerned was not present at such meeting at the next meeting of the Trustees (or next meeting of the board of directors of the corporation being the sole Trustee as appropriate) at which he was present.

                  c       NO REQUIREMENT TO ACCOUNT FOR BENEFITS

                 A Trustee (or director or other officer of a corporate Trustee) who is or becomes a Beneficiary may retain all benefits to which he becomes entitled under this Trust and shall not be liable to account for any such benefit.

                  d       RIGHT TO HOLD SHARES IN COMPANY

                 No Trustee, or any director or other officer of a corporate Trustee, shall be precluded from acquiring, holding or dealing with any debentures, debenture stock, shares or securities whatsoever of Noble Drilling or from entering into any contract or other transaction with Noble Drilling, the Company or any Participating Subsidiary or being interested in any such contract or transaction and no Trustee, or director or other officer of a corporate Trustee shall be in any manner whatsoever liable to account to Noble Drilling, the Company or any





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                 Participating Subsidiary or the Beneficiaries for any profits made or benefits obtained by him or it thereby or in connection therewith.

                  e       RIGHT TO BE EMPLOYED BY COMPANY

                 Any of the Trustees, or any employee, director or officer of a corporate Trustee, may be employed and remunerated as a director or other officer or employee or as agent or adviser of any corporation, body or firm in any way connected with the Trust Fund and may keep as his property (and without being liable to account therefor) any remuneration, fees or profits received by him in any such capacity notwithstanding that his situation or office may have been obtained, held or retained by means or by reason of his position as one of the Trustees or as an employee director or officer of a corporate Trustee.

IN WITNESS whereof this document has been executed and delivered as a deed the day and year first above written

[Insert formula for execution of the document as a binding commitment of the Company and the Participating Subsidiaries.]


                 THE COMMON SEAL           )
                 OF the [Trustee]          )
                 was hereunto affixed      )
                 in the presence of        )

                                                 Director


                                                 Secretary





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